053525
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                            [LOGO] CELERITY SOLUTIONS

     No. CSW                                      REDEEMABLE SERIES A WARRANT

             (Incorporated Under the Laws of the State of Delaware)
                     REDEEMABLE SERIES A WARRANT TO PURCHASE
                          ______ SHARES OF COMMON STOCK
          VOID AFTER 5:00 P.M. EASTERN STANDARD TIME ON MARCH 31, 1998

                                                               CUSIP 15100P 11 9

     FOR VALUE RECEIVED, Celerity Solutions, Inc. (the "Company"), a Delaware corporation, hereby certifies that

, the registered holder hereof, or registered assignee (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase from the Company, at any time on or after April 1, 1993, and on or before 5:00 p.m., Eastern Standard Time on March 31, 1998, the above mentioned share(s) of fully paid and non-assessable Common Stock, $.10 par value of the Company (the "Common Stock") indicated above by surrendering this Warrant Certificate with the purchase form hereof duly executed on any business day at the principal office of American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 or its successor, as Warrant Agent (the "Warrant Agent") and upon payment therefor of the purchase price in lawful money of the United States of America to the order of the Warrant Agent of $6.25 per whole share (the "Warrant Price").

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of April 1, 1992, between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents to by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent, may be exchanged for another Warrant Certificate or Certificates entitling the Holder to purchase a like number of whole shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered entitled the Holder to purchase. Upon any partial exercise of this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect to the number of shares and Warrants as to which this Warrant Certificate was not exercised.

     The Company shall not be required to issue fractions of shares on the exercise of Warrants but shall pay cash equal to the fair market value thereof as determined by the Board of Directors in respect to such fractions of Common Shares.

     No Holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable upon exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon exercise thereof shall become deliverable as provided in the Warrant Agreement.

     Every Holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every other Holder of a Warrant Certificate that:

          (a) This Warrant Certificate is transferable only by the registered Holder hereof in person or by attorney duly authorized in writing and only at the principal office of the Warrant Agent duly endorsed, or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion; and

          (b) The Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     Commencing July 1, 1993 (fifteen (15) months from the Effective Date of the Registration Statement) in the event that the Market Price as defined in the Warrant Agreement for the Company's Common Stock exceeds the Warrant exercise price by 10%, adjusted as provided in Section 12 of the Warrant Agreement, for a period of twenty consecutive business days, the Company shall have the option to redeem the Warrants on an all or none basis at a redemption price of $.01 per Warrant, upon 30 days written notice. The Warrants may be exercised anytime prior to the expiration of the 30-day redemption notice period. Thereafter the Warrants are subject to redemption.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:

                            CELERITY SOLUTIONS, INC.

Attest:                                 By:

By:

     /s/ EDWARD TERINO                        /s/ ILLEGIBLE
          Chief Financial Officer                 Chief Executive Officer



Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
                      (New York, NY)
                                                            Warrant Agent
By


                                                     Authorized Signature


                       [SEAL OF CELERITY SOLUTIONS, INC.]


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


                    SUMMARY OF TERMS OF WARRANT CERTIFICATES


     1. WARRANT AGREEMENT. This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of April 1, 1992, between the Company and Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the office of the Warrant Agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

     2. EXERCISE OF WARRANT. Upon surrender of this Warrant Certificate, with the Warrant Exercise Form duly executed, together with the full purchase price payable to the order of the Warrant Agent for each Share of Common Stock of the Company as to which this Warrant Certificate is exercised, together with the amount of any applicable taxes, the Holder hereof shall be entitled to receive a certificate or certificates for the number of fully paid and non-assessable full shares of Common Stock purchased pursuant to this Warrant Certificate, registered in such name or names as may be directed by the Holder, and there shall be delivered to the Holder a new Warrant Certificate or Certificates representing the unexercised portion of this Warrant Certificate. Each person in whose name any certificates for shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and any payment of the purchase price and of any applicable taxes was made, irrespective of the date of delivery of such certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business of the next succeeding date on which the stock transfer books are open as further elaborated in the Warrant Agreement.

     3. ADJUSTMENTS OR NUMBER OF SHARES PURCHASABLE. Subject to the provisions of Section 5 hereof:

     (a) The Warrant Exercise Price and Redemption Price shall be subject to adjustment as follows:

          (i) If the Company shall prior to the exercise of this Warrant Certificate, issue any Additional Stock (as hereinafter defined in subsection 3(a)(ix) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, then the Warrant Price in effect immediately prior to the issuance of such Additional Stock shall immediately (except as provided in subsection 3(a)(ix) be reduced to the price (computed to the nearest cent) determined by dividing (A) an amount equal to the sum of (i) the product obtained by multiplying the Warrant Price in effect immediately prior to the issuance of such Additional Stock by the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock and (ii) the aggregate consideration received by the Company for such Additional Stock, by (B) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock and (ii) the number of shares of such Additional Stock.

          (ii) For the purpose of any adjustment of the Warrant Price pursuant to this Section 3, the following provisions shall be applicable.

               (A) If the Company shall, prior to the exercise of this Warrant Certificate, issue any Additional Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such Additional Stock before deducting therefrom the amount of any commission, discount or other expenses which may have been paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance or sale of, such Additional Stock.

               (B) If the Company shall, prior to the exercise of this Warrant Certificate, issue Additional Stock as a dividend upon Common Stock or in payment of a dividend thereon, the Company shall be deemed to have issued such Additional Stock without consideration, and such Additional Stock shall be deemed to have been issued and to be outstanding at the close of business on the record date for the determination of stockholders entitled to receive the same.

               (C) If the Company shall, prior to the exercise of this Warrant Certificate, issue Additional Stock in payment or satisfaction of any dividend on any class of stock of the Company other than Common Stock, the amount of the consideration received by the Company for such Additional Shares shall be deemed to be the amount of the obligation in respect of dividends that shall be discharged by the issuance of such Additional Stock.

               (D) If the Company shall, prior to the exercise of this Warrant Certificate, issue Additional Stock in exchange for outstanding shares of stock of any other class, or for other securities, of the Company, the amount of the consideration received by the Company for such Additional Stock shall be deemed to be the Market Price (as hereinafter defined in subsection 3(a)(x) for the shares of Additional Stock so issued, determined as of the date upon which the issuance of such Additional Stock shall have been authorized.

               (E) If the Company shall, prior to the exercise of this Warrant Certificate, issue (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) Additional Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by a resolution of the Board of Directors of the Company irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of Shareholders entitled to receive such Common Stock.

               (F) If the Company shall, prior to the exercise of this Warrant Certificate, issue Additional Stock upon the conversion of any obligations of the Company that shall be convertible into Common Stock, the amount of the consideration received by the Company for such Additional Stock shall be deemed to be the principal amount of such obligations so converted into such Additional Stock plus the amount of cash, if any, required to be paid to the Company in connection with the conversion of such obligations other than by way of adjustment of interest and dividends.

               (G) If the Company shall, prior to the exercise of this Warrant Certificate, issue Additional Stock upon the conversion of any obligations of the Company that shall be convertible into Common Stock, the amount of the consideration received by the Company for such Additional Stock shall be deemed to be the amount of the consideration received by the Company for the obligations so converted plus the amount of cash, if any, required to be paid to the Company in connection with the conversion of such obligations other than by way of adjustment of dividends. For purpose of this subsection, the amount of the consideration received by the Company for the obligations so converted shall be computed in like manner to that provided in subsections (A), (B), (C), (D) and (E) above, as appropriate.

               (H) In the case of the issuance of Additional Stock upon exercise of any rights or options to subscribe for or to purchase Additional Stock, prior to the exercise of this Warrant Certificate, the amount of the consideration received by the Company for such Additional Stock shall be deemed to be the amount of consideration received by the Company for the rights or options so exercised plus the amount of consideration, if any, required to be paid to the Company in connection with the exercise of such rights or options.

               (I) Neither the purchase or other acquisition by the Company of any Common Stock shall effect any adjustment of the Warrant Price or be taken into account in computing any subsequent adjustment of the Warrant Price. Shares of Common Stock at any time held in the treasury of the Company shall not be deemed to be outstanding at that time for the purpose hereof.

          (iii) In case the Company shall prior to the exercise of this Warrant Certificate subdivide or combine its outstanding shares of Common Stock, by reclassification or otherwise, the Warrant Price then in effect shall be proportionately decreased or increased, as the case may be, effective immediately after the effective date of such subdivision or combination.

          (iv) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of its assets to another corporation shall be effected prior to the exercise of this Warrant Certificate, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant Agreement and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of such rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of the Warrants to the end that the provisions of this Agreement (including, without limitation, provisions for adjustment of the Warrant Price and of the number of shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

          (v) If, prior to the exercise of this Warrant Certificate, any Additional Stock or Convertible Securities (as defined in subsection 3(a)(vi)(A) shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation) the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock or Convertible Securities, as the case may be.

          (vi) If the Company shall, prior to the exercise of the Warrant Certificate, in any manner (whether directly or by assumption in a merger or otherwise):

               (A) grant any rights or options to subscribe for or to purchase Additional Stock or any stock or securities convertible into or exchangeable for Additional Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such COnvertible Securities are immediately exercisable, and the price per share for which Additional Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Additional Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Warrant price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Additional Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total minimum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 3(a)(viii), no adjustment of the Warrant Price shall be made upon the actual issue of Additional Stock or of Convertible Securities upon exercise of any rights or options to subscribe for or to purchase Additional Stock or Convertible Securities or upon the actual issue of Additional Stock upon conversion or exchange of any Convertible Securities; or

               (B) sell any Covertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Additional Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Additional Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Additional Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this subsection 3(a), no further adjustment of the Warrant Price shall be made by reason of such issue or sale. Except as otherwise provided in subsection 3(a)(vii), no adjustment of the Warrant Price shall be made upon the actual issue of Additional Stock upon conversion or exchange of Convertible Securities.

          (vii) Upon the happening of any of the following events, namely, if, prior to the exercise of this Warrant Certificate, (A) the purchase price provided for in any right or option granted by the Company to subscribe for or to purchase Additional Stock or Convertible Securities, (B) the additional consideration, if any, payable upon the conversion or exhcange of any Convertible Securities or (C) the rate at which any Convertible Securities are convertible into or exchangeable for Additional Stock shall change in any manner and at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be adjusted or readjusted to the Warrant Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or rate of conversion or exchange, as the case may be, at the time initially granted, issued or sold. On the expiration of any option or right granted by the Company to subscribe for or to purchase Additional Stock or Convertible Securities or the termination of any right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be adjusted to the Warrant Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Additional Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option to subscribe for or to purchase Additional Stock or the rate at which any such Convertible Securities are convertible into or exchangeable for Additional Stock or the additional consideration payable upon the exchange or conversion of such Convertible Securities into Additional Stock shall be reduced at any time under or by reason or provisions with respect thereto designed to protect against dilution, then in case of the delivery of Additional Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such right, option or Convertible Securities never been issued as to such Additional Stock, and the Additional Stock or upon conversion or exchange of Convertible Securities at the price paid therefor, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

          (viii) Anything is this Section 3 to the contrary notwithstanding, the Company shall not be required, except as hereinafter provided, to make any adjustment of the Warrant Price in any case in which the amount by which such Warrant Price would be reduced in accordance with the foregoing provisions would be less than $.10, but in such case any adjustment that would otherwise be required than to be made will be carried forward and made at the time and togehter with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to not less than $.10. In the event of any subdivision or combination of shares of Common Stock said amount (as theretofore decresed or increased) shall be proportionately decreased or increased.

          (ix) "Additional Stock" shall mean any Common Stock issued after the date hereof, other than:

               (A) Common Stock issued upon exercise of Warrants;

               (B) Common Stock issued upon exercise of warrants or options granted or identified to be granted by the Company (including all stock option plans) on or prior to the date hereof;

          (x) "Market Price" shall mean the average of the closing bid price of the Common Stock on all domestic exchanges on which the Common Stock may at the time be listed or admitted to trading, or, if the Common Stock shall not be so listed or admitted to trading, the average of the closing bid price at the end of the day in the domestic over-the-counter market, in each such case averaged over a period of 20 consecutive business days prior to the date as of which Market Price is being determined; provided that if the Common Stock is listed on any domestic exchange, the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If the Common Stock is neither listed or admitted to trading on any domestic exchange nor quoted in the domestic over-the-counter market, the Market Price shall mean the average of the closing bid price as furnished by any dealer in securities dealing in the Common Stock.

     (b) Upon each adjustment of the Warrent Price pursuant to subsection 3(a) hereof, the number of shares of Common Stock specified in each Warrant Certificate shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of such Warrant and dividing the product so obtained by the Warrant Price in effect after such adjustment.

     (c) Irrespective of any adjustments of the Warrants Price or the number or kind of securities issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Warrant Price and number of shares of Common Stock as are stated in similar Warrant Certificates previously issued.

     (d) The Company may retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants selected by the Company's Board of Directors and approved by the Warrant Agent, to make any computation required under this Section 3, and a certificate signed by such firm shall be conclusive evidence of any computation made under this
Section 3.

     (e) Whenever there is an adjustment in the Warrant Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section 3, the Company shall promptly file with the Warrant Agent (i) a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) a notice stating that such adjustment has been effected and stating the Warrant Price then in effect and the number and kind of securities issuable upon exercise of each Warrant. The Warrant Agent shall cause such notice to be sent to each registered holder of a Warrant. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours. The Warrant Agent shall not be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price or the number or kind of securities issuable upon the exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making any such adjustment.

     (f) The Warrant Price and the number of shares issuable upon exercise of a Warrant shall not be adjusted except in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section 3.

     4. NOTICE TO WARRANT HOLDERS OF CERTAIN EVENTS. If, at any time prior to the exercise of this Warrant Certificate, any of the following events shall occur:

     (a) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) including any distributions of assets as a liquidating or partial liquidating dividend to the holders of its Common Stock;

     (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (c) there shall be any capital reorganization or any stock split, stock distribution, combination or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in any one or more of said events, the Company shall give notice of such event by registered mail to the last registered Holder hereof as the name and address of such Holder shall appear on the books of the Company maintained by the Warrant Agent, at least thirty (30) days prior to the date on which (i) the books of the Company shall close, or a record date be fixed for the determination of holders of Common Shares entitled to such dividend or distribution or (ii) such reclassification, reorganization, consolidation, merger or transfer shall be consummated, as the case may be. Such notices shall specify the record date for the determination of the holders of Common Stcok entitled to participate in such dividend or distribution or entitled to exchange their shares of Common Stock for securities, or other property, deliverable upon such reclassification, reoganization, consolidated, merger or transfer, as the case my be, but the giving of such notice shall in no event abridge or limit the rights of the Holder of this Warrant Certificate as provided in Section 4(a) hereof.

     5. WARRANT HOLDER HAS NO RIGHTS AS STOCKHOLDER. The Holder of this Warrant Certicate shall not, by reason of the ownership or possession of the Warrant, have any rights whatsoever as a stockholder of the Company or any rights whatsoever except the rights stated in the Warrant Agreement and in this Warrant Certificate.

In the Warrant Agreement and in this Warrant Certificate.

     No provisions of this Warrant Certificate and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate, or merge within or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of the corporate rights and powers of the Company.

     6. RESERVATION OF SHARES. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants then outstanding and in effect, such number of shares of Common Stock (or other stock substituted therefor as hereinabove provided) as shall, from time to time, be sufficient for such exercise of Warrants. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amounts of its capital shares if at any time the number of shares of Common Stock (or other shares substituted therefor as hereinabove provided) remaining unissued and unreserved for other purposes, shall not be sufficient to permit the exercise of all Warrants then outstanding and in effect. The Company shall at all times cause to authorize and have available any other securities or property deliverable upon the exercise of Warrants.

     7. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered peronally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested: if to the Holder, at the address of such Holder as shown on the registry books maintained by the Warrant Agent; and (b) if to the Company, at 200 Baker Avenue, Suite 300, Concord, MA 01742 or at such other address of which the Company or Holder has been advised by notice hereunder.

     8. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be goverened by and construed in accordance with the laws of the State of Delaware with regard to principles of conflicts of laws.

                              WARRANT EXERCISE FORM
                     To be Executed by the Registered Holder
                          In Order to Exercise Warrants


     The undersigned Registered Holder hereby irrevocably elects to exercise _____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:


________________________________________________________________________________
                                     (Name)

________________________________________________________________________________
                                   (Address)

________________________________________________________________________________
           (Please Insert Social Security or Other Identifying Number)

and be delivered to:

________________________________________________________________________________
                                     (Name)

at______________________________________________________________________________
                                    (Address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate or the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     (The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by a NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by

________________________________________________________________________________

                         _______________________________________________________

                         (Name of NASD Member if other than ____________________

Date:______________      _______________________________________________________
                         Signature

                         _______________________________________________________

                         _______________________________________________________
                         Address

                         _______________________________________________________
                         Taxpayer Identification No.

                         _______________________________________________________
                         Signature Guaranteed

                                   ASSIGNMENT
                     To be Executed by the Registered Holder
                           In Order to Assign Warrants


     FOR VALUE RECEIVED, _______________________________________________________

________________________________________________________________________________
                                     (Name)

________________________________________________________________________________
                                   (Address)

________________________________________________________________________________
           (Please Insert Social Security or Other Identifying Number)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

_______________________________________________________________________ Attorney

to transfer this Warrant Certificate on the books of the Company, with full power of substitution.

Date:______________      _______________________________________________________
                         Signature Guaranteed

                         _______________________________________________________

The signature to the assignment or the subscription form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement of any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange or the National Association of Securities Dealers, Inc.